Exhibit 10.1

AMENDMENT NO. 4, dated as of July 25, 2017 (this “Agreement”), to the Term Loan Credit Agreement dated as of November 9, 2015 (the “Original Credit Agreement”) (as amended by that certain First Incremental Facility Amendment dated as of December 29, 2016, as further amended by that certain Second Incremental Facility Amendment dated as of January 25, 2017, as further amended by Amendment No. 1 to the Term Loan Credit Agreement dated as of January 25, 2017, as further amended by that certain Amendment No. 2 to the Term Loan Credit Agreement dated as of January 25, 2017, as further amended by that certain Amendment No. 3 to the Term Loan Credit Agreement dated as of March 28, 2017, and as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among T-Mobile USA, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders and Deutsche Bank AG, New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

A.    WHEREAS, Deutsche Telekom AG (“DT”), the Borrower, the Guarantors (as defined in the Credit Agreement) and the Administrative Agent have entered into a First Incremental Facility Amendment dated as of December 29, 2016 and into a Second Incremental Facility Amendment dated as of January 25, 2017.

B.    WHEREAS, DT is the only Lender under the Credit Agreement.

C.    WHEREAS, Section 2.12(e) of the Original Credit Agreement provided for a prepayment premium of 1.00% to be payable prior to the date that was six months after the Closing Date upon the Borrower (i) making a repayment, prepayment, purchase or buyback of Senior Lien Term Loans in connection with any Repricing Event or (ii) effecting any amendment of the Original Credit Agreement resulting in a Repricing Event.

D.    WHEREAS, the Borrower and DT now desire to amend the Credit Agreement to include a prepayment premium of 1.00% becoming payable upon the Borrower (i) making a repayment, prepayment, purchase or buyback of Second Amendment Incremental Term Loans in connection with any Repricing Event or (ii) effecting any amendment of the Credit Agreement resulting in a Repricing Event prior to a date that is six months after the date hereof.

E.    WHEREAS, FURTHER, the Borrower and DT agree that the Applicable Margin for Eurodollar Loans in relation to the Second Amendment Incremental Term Loans provided by DT shall be 2.00% from (and including) the date hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by replacing the definition of the term “Applicable Margin” which shall instead read as follows:

“Applicable Margin”: (a) with respect to First Amendment Incremental Term Loans, a rate per annum equal to (i) for ABR Loans, 1.00%, and (ii) for Eurodollar Loans, 2.00% and (b) with respect to Second Amendment Incremental Term Loans, a rate per annum equal to (i) for ABR Loans, 1.00%, and (ii) for Eurodollar Loans, 2.00%.

Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by replacing the definition of the term “Repricing Event” which shall instead read as follows:

“Repricing Event”: (a) any prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Second Amendment Incremental Term Loans with the proceeds of, or any conversion of Second Amendment Incremental Term Loans into, any new or replacement debt financing (including new Term Loans under this Agreement) bearing interest with an all-in yield (as reasonably determined by the Administrative Agent in consultation with the Borrower and taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the Weighted Average Life to Maturity of such term loans and (B) four years), but excluding any bona fide arrangement, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such debt financing in their capacities as lenders or holders of such debt financing) less than the all-in yield applicable to the Second Amendment Incremental Term Loans (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 9.2) to the Second Amendment Incremental Term Loans or any tranche thereof, in each case of clauses (a) and (b) above, if the primary purpose of such prepayment, repayment, refinancing, substitution, replacement or amendment (as reasonably determined by the Administrative Agent in consultation with the Borrower) is to lower the all-in yield applicable to such Second Amendment Incremental Term Loans (as determined on the same basis as provided in clause (a)). It is understood that “Repricing Events” shall not include any repayment, prepayment or refinancing of all or a portion of Second Amendment Incremental Term Loans in connection with a Change of Control or a Major Acquisition.

Section 2.3 of the Credit Agreement is hereby amended by amending the last two sentences thereof by (a) deleting the phrase “Senior Lien” wherever it appears therein and (b) replacing the phrase “the preceding sentence” with “this Section 2.3.”

Section 2.12(e) of the Credit Agreement is hereby substituted by the following:

“In the event that, prior to the date that is six months after July 25, 2017, the Borrower (i) makes any repayment, prepayment, purchase or buyback of Second Amendment Incremental Term Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the

2

Borrower shall pay to the Administrative Agent on the date of effectiveness of such Repricing Event, for the ratable account of each of the applicable Second Amendment Incremental Term Loan Lenders (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Second Amendment Incremental Term Loans so being prepaid, repaid or purchased and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate principal amount of the Second Amendment Incremental Term Loans, that are the subject of such Repricing Event and outstanding immediately prior to such amendment.”

SECTION 3. Acknowledgement. It is acknowledged and agreed by all parties hereto that (i) the current Interest Period with respect to the outstanding Second Amendment Incremental Term Loans ends on August 21st, 2017, (ii) the Applicable Margin for the Second Amendment Incremental Term Loans shall be (x) 2.25% from (and including) July 19th, 2017 through (but excluding) the date of this Amendment and (y) 2.00% from (and including) the date of this Amendment through (but excluding) August 21st, 2017 (computed on the basis of a year of 360 days) and (iii) the Borrower shall not be required to deliver an Interest Election Request (or any other notice) to the Administrative Agent in order to implement the repricing of the Second Amendment Incremental Term Loans contemplated herein.

SECTION 4. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effective date of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 5. Reaffirmation. Each of the Borrower and each Guarantor identified on the signature pages hereto (collectively, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. Each of the Reaffirming Loan Parties agrees that, neither the modification of the Credit Agreement effected pursuant to the Agreement nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (as defined in the Guarantee and Collateral Agreement), whether heretofore or hereafter incurred or (b) require that any new filings be made or other

3

action taken to perfect or to maintain the perfection of such Liens. Each of the Reaffirming Loan Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission (e.g., “PDF” or “TIFF”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8. Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.9 and 9.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 4 to the Term Loan Credit Agreement]

GUARANTORS:

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEW YORK, LLC
METROPCS TEXAS, LLC
METROPCS NEVADA, LLC
METROPCS PENNSYLVANIA, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President & Chief Financial Officer, Executive Vice President & Treasurer, Director or Authorized Person, as applicable

[Signature Page to Amendment No. 4 to the Term Loan Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

[Signature Page to Amendment No. 4 to the Term Loan Credit Agreement]

DEUTSCHE TELEKOM AG,

By:	/s/ Igor Soczynski
Name:	Igor Soczynski
Title:	Vice President Treasury

By:	/s/ Jürgen Kistner
Name:	Jürgen Kistner
Title:	Vice President Group Treasury

[Signature Page to Amendment No. 4 to the Term Loan Credit Agreement]